UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2020

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On May 13, 2020, Royal Caribbean Cruises Ltd. (NYSE: RCL) (the “Company”) issued a press release announcing that it has priced its private offering of $1.0 billion aggregate principal amount of 10.875% Senior Secured Notes due 2023 (the “2023 Notes”) and $2.32 billion aggregate principal amount of 11.500% Senior Secured Notes due 2025 (the “2025 Notes,” together with the 2023 Notes, the “Notes”). The Notes are expected to be issued on or around May 19, 2020. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company expects to use the net proceeds from the offering of the Notes to repay its $2.35 billion 364-day senior secured term loan agreement with Morgan Stanley Senior Funding, Inc., as the administrative agent and collateral agent and the other lenders party thereto entered into on March 23, 2020. The Company expects to use the remainder of such net proceeds for general corporate purposes, which may include repayment of additional indebtedness.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing by the Company, whether made before or after the filing of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 99.1 – Press release dated May 13, 2020.

Exhibit 104 - Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: May 13, 2020	By:	/s/ JASON T. LIBERTY
	Name:	Jason T. Liberty
EVP, Chief Financial Officer